Exhibit 10.17

FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This FIRST AMENDMENT TO EXCLUSIVE LICENSEE AGREEMENT (this “First Amendment”) is made and entered into as of April 18, 2022 (“First Amendment Effective Date”) by and between CEDARS-SINAI MEDICAL CENTER, a California nonprofit public benefit corporation (“CSMC”), and ENVIRO THERAPEUTICS INC., a California corporation (“Licensee”), and as of the First Amendment Effective Date, amends that certain Exclusive License Agreement by and between CSMC and Licensee, dated June 2, 2021 (the “Agreement”).

WHEREAS, CSMC and Licensee entered into an Agreement for Patent Rights in CSMC proprietary technology titled “Compositions and Methods for Treating Diseases and Conditions by Depletion of Mitochondrial or Genomic DNA from Circulation and for Detection of Mitochondrial or Genomic DNA”;

WHEREAS, CSMC and Licensee wish to amend the Agreement as set forth below,

NOW, THEREFORE, the parties hereby agree as follows:

1.	Defined Terms. All capitalized terms used herein that are not otherwise defined shall have the same meanings set forth in the Agreement.

2.	Amendment to the Agreement. CSMC and Licensee acknowledge that, as of the First Amendment Effective Date, none of the payments due to CSMC under Sections 4.l(a) and 4.1(b) of the Agreement have been paid by Licensee to CSMC. New Section 4.1(c) is added to the Agreement as follows:

(c) Extension of Payment Deadline. Notwithstanding the deadlines set forth in Sections 4.l(a) and 4.l(b), subject to the contemporaneous payment of all late charges, in accordance with Section 4.2(i)(vi), calculated from August 1, 2021 (i.e., thirty (30) days after the amounts were originally due under the Agreement) through the date that payments are actually made, the deadline for payment of all amounts due and payable under Sections 4.l(a) and 4.l(b) is extended to September 30, 2022.

3.	Ratification of Agreement. Except as modified by this First Amendment, the parties hereby ratify, reaffirm and reapprove all of the terms, covenants and conditions of the Agreement. Any further alteration or modification of the provisions of the Agreement shall not be effective unless and until reduced to writing and executed by the parties.

4.	Further Assurances. Each of the parties shall execute such further documents and instruments and do all such further acts as may be necessary or required in order to effectuate the intent and accomplish the purposes of this First Amendment.

5.	Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterpart signature pages delivered by facsimile or similar electronic transmission (including via e-mail in PDF format or via DocuSign) shall be deemed binding as originals.

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IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment as of the First Amendment Effective Date.

CEDARS-SINAI MEDICAL CENTER		ENVIRO THERAPEUTICS INC.

By:	/s/ James D. Laur, JD	By:	/s/ John S. Yu
Name:	James D. Laur, JD	Name:	John S. Yu
Title:	Vice President, Intellectual Property	Title:	CEO
Date:	4/20/2022	Date:	4/18/2022

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